UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                Proxy Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Section 240.14a-12

                            Y-TEL INTERNATIONAL, INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

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       pursuant to  Exchange  Act rule 0-11 (set forth the amount on which the
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[_] Fee paid previously with preliminary materials.

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0-11(a)(2)  and  identify  the  filing  for  which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
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



                            Y-TEL INTERNATIONAL, INC.
                                 806 O'Neal Lane
                              Baton Rouge, LA 70816

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                            ___________________, 2006

To The Shareholders of Y-Tel International, Inc.

         Calvin D. Smiley, Sr. and Daniel M. Smith (the "Majority Shareholders") are the holder of Series A Super Majority Voting Preferred Stock which allows Series A shares to always vote equal to a majority of the common shares of the total issued and outstanding stock of Y-Tel International, Inc., a Delaware corporation (the "Company"). The Majority Shareholders adopt the following resolutions by written consent in lieu of a meeting pursuant to the Delaware Revised Statutes.

         1. To authorize the Board of Directors of the Company to cause the Company to amend its Articles of Incorporation to change the Company's name from Y-Tel International, Inc. to a name to be determined by the Board.

         2. To authorize a reverse split of the Company's common stock on a basis of up to fifty for one which will require an amendment to the Company's Articles of Incorporation. Fractional shares will be rounded up to the next whole share.

                        Calvin D. Smiley, Sr., President

                           ---------------------------


                    WE ARE NOT ASKING YOU FOR A CONSENT OR A
                    PROXY, AND YOU ARE NOT REQUESTED TO SEND
                                   US A PROXY.

                           ---------------------------





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



                            Y-TEL INTERNATIONAL, INC.
                                 806 O'Neal Lane
                              Baton Rouge, LA 70816

                            __________________, 2006


                               SHAREHOLDER ACTIONS

                                   PROPOSAL #1

--------------------------------------------------------------------------------


Authorize the Board of Directors of the Company to cause the Company to amend its Articles of Incorporation to change the Company's name from Y-Tel International, Inc. to a name to be determined by the Board.
--------------------------------------------------------------------------------


         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about _________________, 2006, to be effective on or about _______________, 2006. As of November ___, 2006, the Majority Shareholders hold of record all of shares of the Company's Series A Preferred Super Majority Voting Stock allowing Series A Preferred to always vote as a majority of the common shares of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

         The Majority Shareholders consists of Calvin D. Smiley, Sr.  and Daniel
M. Smith.

         Holders of the common stock of record as of November ____, 2006 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders have consented to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by December ____, 2006 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the Series A Preferred Super Majority Voting Stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 18,799,791 shares of common stock and 2,550,000 Series A Super Majority Preferred Shares will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                                   PROPOSAL #2

--------------------------------------------------------------------------------

To authorize a reverse split of the Company's common stock on a basis of up to fifty for one which will require an amendment to the Company's Articles of Incorporation. Fractional shares will be rounded up to the next whole share.

--------------------------------------------------------------------------------

         We are asking shareholders to approve a pro-rata reverse split of our common stock, by which up to each fifty shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be thirty days following the date of the meeting. This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This action will not have the effect of reducing our shareholders to less than 300. This requires an Amendment to the Articles of Incorporation to accomplish the reverse split.

         We believe the recent per share price of the common stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and it impairs the potential ability of the Company to raise capital by issuing new shares due to the low price.

         We believe that the reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

         Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. up to one for fifty shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Delaware law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

         We have no plans as of date hereof, to issue any newly available shares. There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

     As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

         While our acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, we believe that it is in the interests of our Company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes will meet
NASDAQ requirements or any other exchange when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

         Once the reverse split has occurred, Management believes the Company may then be better structured to seek equity financing, because investors shy away from the very high dilution which would occur if an investment were made in the current structure. There is no assurance that the Company will have any success in seeking equity financing.

Future Dilutive Transactions

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

         The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

         1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% after the reverse split, now, to as little as 8%.

         2. Control of  the  Company  by  stockholders  may change   due  to new
issuances.

         3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

         4. Business plans and operations may change.

         5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

         In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.


               TABLE SHOWING EFFECT OF REVERSE SPLIT FIFTY FOR ONE

Shares Pre-Reverse                                 Post-Reverse shares
--------------------------------------------------------------------------------

10                                                 1
20                                                 1
30                                                 1
40                                                 1
50                                                 1
500                                                10
1,000                                              20
2,000                                              40
3,000                                              60
4,000                                              80
5,000                                              100
10,000                                             200
20,000                                             400
50,000                                             1,000
100,000                                            2,000

         There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively. However, we cannot control the markets reaction.

         Dissenting shareholders have no appraisal rights under Delaware law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

         Fractional Shares. Fractional shares will be rounded up to the next whole share.

         The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.


                        THE COMPANY AND THE TRANSACTIONS

         The Company has its executive offices at 806 O'Neal Lane, Baton Rouge, LA 70816, and its telephone number is (225) 273-1100. As described in the accompanying NOTICE OF ACTIONS TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation in order to change the Company's name from Y-Tel International, Inc. to a name to be determined by the Board (the "Amendment").

         The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the Amendment better reflects the Company's current business. The Company is not expected to experience a material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual report and its Form 10-QSB quarterly reports. Copies of the Company's Form
10-QSB for its quarter ending June 30, 2006, as well as the Company's Form 10-KSB for September 30, 2005, the 10-QSBs for quarters ending September 30, 2005, December 31, 2005, and March 31, 2006 are available upon request to:
Calvin D. Smiley, Sr., President, Y-Tel International, Inc., 806 O'Neal Lane, Baton Rouge, LA 70816.


                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2007 Annual Meeting should be received at the Company's principal executive office not later than February 28, 2007. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2007 Annual Meeting, other than those made by the Board of Directors, should have been submitted to the Secretary of the Company no later than February 28, 2007. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO CALVIN D. SMILEY, SR., PRESIDENT OF THE COMPANY, AT Y-TEL INTERNATIONAL, INC., 806 O'NEAL LANE, BATON ROUGE, LA 70816, TELEPHONE (225) 273-1100. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.























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